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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Registration Statement on Form S-11 of our report dated March 12, 1998 on the balance sheet of Automotive Realty Trust of America and to all references to our Firm included in this Registration Statement.



ARTHUR ANDERSEN LLP

Dallas, Texas,
April 17, 1998